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                                                                     EXHIBIT 5.1

                                                              September 19, 1996

Paracelsus Healthcare Corporation
515 West Greens Road, Suite 800
Houston, Texas 77067

                             Re:  Paracelsus Healthcare Corporation
                                 Registration Statement on Form S-8
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Ladies and Gentlemen:

    At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") that you intend to file with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,347,204 shares (the "Shares") of common stock, no stated value per share (the "Common Stock"), of Paracelsus Healthcare Corporation, a California corporation (the "Company"), issuable by the Company under the Champion Healthcare Corporation Employee Stock Option Plan, Champion Healthcare Corporation Employee Stock Option Plan No. 2, Champion Healthcare Corporation Employee Stock Option Plan No. 3, Champion Healthcare Corporation Senior Executive Stock Option Plan No. 4, Champion Healthcare Corporation Selected Executive Stock Option Plan No. 5, Champion Healthcare Corporation Directors' Stock Option Plan, Champion Healthcare Corporation Founders' Stock Option Plan, Champion Healthcare Corporation Physicians' Stock Option Plan, AmeriHealth Amended and Restated 1988 Non-Qualified Stock Option Plan, AmeriHealth, Inc. 1984 Non-Qualified Plan, AmeriHealth, Inc. Special Stock Options, and the Employment Agreement between Care Services of America, Inc. and Robert L. Hancock (the "Plans").

    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Plans, (ii) the Amended and Restated Articles of Incorporation of the Company as in effect on the date hereof, (iii) the Amended and Restated Bylaws of the Company, as in effect on the date hereof, (iv) certain resolutions of the Board of Directors of the Company relating to, among other things, the Shares, the Plans and the Registration Statement, (v) a specimen of the certificate representing the Common Stock and (vi) such other documents, certificates and records as we have considered necessary or appropriate for purposes of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

    Members of our firm are admitted to the Bar in the State of California and we do not express any opinion as to the laws of any other jurisdiction.

    Based upon and subject to the foregoing, and assuming (i) the valid issuance of options and other awards pursuant to the Plans and (ii) the conformity of the certificates representing the Shares to the form thereof examined by us and the due execution and countersignature of such certificates, we are of the opinion that the Shares, when issued upon exercise of options or in connection with other awards in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                    Very truly yours,
                                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM